CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within each Prospectus and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated February 14, 2012, with respect to the financial statements of AllianceBernstein Balanced Wealth Strategy Portfolio, AllianceBernstein Dynamic Asset Allocation Portfolio, AllianceBernstein Growth Portfolio, AllianceBernstein Growth & Income Portfolio, AllianceBernstein Global Thematic Growth Portfolio, AllianceBernstein Intermediate Bond Portfolio, AllianceBernstein International Growth Portfolio, AllianceBernstein International Value Portfolio, AllianceBernstein Large Cap Growth Portfolio, AllianceBernstein Money Market Portfolio, AllianceBernstein Real Estate Investment Portfolio, AllianceBernstein Small Cap Growth Portfolio, AllianceBernstein Small/Mid Cap Value Portfolio, AllianceBernstein Value Portfolio, each a series of AllianceBernstein Variable Product Series Fund, Inc., for the fiscal year ended December 31, 2011, which is incorporated by reference in the Post-Effective Amendment No. 56 to the Registration Statement (Form N-1A No. 33-18647) of AllianceBernstein Variable Products Series Fund, Inc.

                                                               ERNST & YOUNG LLP




New York, New York
April 26, 2012